UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

KIMBALL HILL, INC.
(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

(Address of principal executive offices, including zip code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2007, Kimball Hill, Inc. announced that Eugene K. Rowehl, Senior Vice President and Chief Financial Officer, will be leaving Kimball Hill effective October 19, 2007.  Mr. Rowehl has agreed to continue to provide assistance to Kimball Hill as a consultant on an as-needed basis for several months.  C. Kenneth Love stated “David and I have appreciated Gene’s knowledge, hard work and commitment to Kimball Hill over the past 16 years.  His contribution has been significant and most appreciated by David and me, our corporate and division leaders, and his finance and accounting teams. We thank Gene and wish him and his family much success in the future.”

Effective immediately, Kimball Hill has promoted Edward J. Madell to Chief Financial Officer.  Mr. Madell will continue to oversee Kimball Hill’s treasury function.  Biographical and other important information with respect to Mr. Madell required by Item 5.02(c) of Form 8-K is contained in Kimball Hill’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and such information is incorporated by reference herein.  The material terms of amended compensation arrangements for Mr. Rowehl and Mr. Madell are unavailable at this time, but will be reported when finalized and approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: September 21, 2007	/s/ Brian A. Loftus
	By:	Brian A. Loftus
	Its:	Senior Vice President and General Counsel